UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 3, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, on May 27, 2015, Moody National REIT I, Inc. (the “Company”) entered into an Agreement of Purchase and Sale for the acquisition of a hotel property located in Austin, Texas, commonly known as the Homewood Suites by Hilton Austin (the “Homewood Suites Austin”) from a third-party seller. On August 3, 2015, the Company, through a wholly owned subsidiary, acquired the Homewood Suites Austin for an aggregate purchase price of $14,250,000, excluding acquisition costs. The Company financed the acquisition of the Homewood Suites Austin with a portion of the remaining proceeds from its public offering and financing secured by the Homewood Suites Austin.

The Homewood Suites Austin is a 96 room select-service hotel constructed in 1998. The Homewood Suites Austin is located approximately six miles from Austin-Bergstrom International Airport and is just minutes from downtown Austin. Austin is home to the University of Texas, with over 50,000 students and more than 24,000 faculty and staff. Austin was also ranked by Forbes as the No. 1 and No. 2 fastest growing cities in the nation in 2014 and 2015, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: August 6, 2015	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President